Exhibit 99.1
For Immediate Release
XO Holdings Reports Second Quarter Financial Results
~Achieves Strong Operating Performance
~ Post Quarter Financing Strengthens Balance Sheet
HERNDON, VA—(MARKET WIRE)—August 11, 2008 — XO Holdings, Inc. (OTC BB: XOHO) today announced second quarter financial and operational results. XO Holdings generated revenue of $367.4 million for the second quarter 2008, an increase of $6.3 million, or 1.7% from the first quarter 2008, and an increase of $13.0 million, or 3.7% from the second quarter 2007.
“We are pleased to report strong second quarter results,” said Carl Grivner, Chief Executive Officer of XO Holdings. “Despite a weakening economy and ongoing industry consolidation, we are growing our revenue and EBITDA. We continue to see the results from a number of initiatives that we have implemented in previous quarters, including the lighting of our long haul fiber network, developing the carrier/wholesale channel and expanding our portfolio of services to business customers. Throughout the quarter, we have routinely added customers to our long haul and local loop networks, and we continue to see market opportunities to invest our capital.”
Adjusted EBITDA (a non-GAAP financial measure) was $26.1 million in the second quarter 2008, compared to $7.0 million for the first quarter 2008, and $21.8 million for the second quarter 2007. Net loss for the second quarter 2008 was $29.7 million, which was $13.2 million lower than the first quarter 2008.

Second Quarter 2008 Financial Results				Six Months Ending
($ in millions)	Q2 2008	Q1 2008	Q2 2007	June 30, 2008	June 30, 2007

Revenue	$367.4	$361.1	$354.4	$728.5	$704.3
Adjusted EBITDA(1)	$26.1	$7.0	$21.8	$33.0	$59.0
Adjusted EBITDA %(2)	7%	2%	6%	5%	8%

Net Loss	$(29.7)	$(42.9)	$(36.4)	$(72.6)	$(57.0)

Capital Expenditures	$53.2	$65.3	$68.3	$118.5	$109.4

(1)	Adjusted EBITDA is a Non-GAAP financial measure. See the footnote discussion accompanying the financial statements below.

(2)	Adjusted EBITDA % is Adjusted EBITDA divided by revenue. See the footnote discussion accompanying the financial statements below.
“During the second quarter, we continued to see our revenues transition from Legacy TDM services to Data and IP services,” said Grivner. “On a year over year basis, our Data and IP revenues grew over 32%, which underscores the strength of XO’s network and our ability to deliver scalable, high performance network services for our customers.”

				% Change Q2
Second Quarter 2008 Service Revenue				2008 - Q2	Six Months Ending
($ in millions)	Q2 2008	Q1 2008	Q2 2007	2007	June 30, 2008	June 30, 2007

Core Data & IP	$163.8	$155.1	$123.9	32.2%	$316.5	$241.7
Core Integrated Voice	$82.0	$83.0	$81.2	1.0%	$167.4	$164.1

Core Total	$245.8	$238.1	$205.1	19.8%	$483.9	$405.8
Legacy TDM Services	$121.6	$123.0	$149.3	(18.6%)	$244.6	$298.5

Total Revenue	$367.4	$361.1	$354.4	3.7%	$728.5	$704.3
(a) Data and IP Services, which is a subset of Core Services, includes services such as Collocation, Dedicated Internet Access, Ethernet, MTNS, Private Line, VPN, Carrier VoIP and Commercial VoIP services.

(b) Integrated/Voice Services, which is a subset of Core Services, includes services such as integrated services and carrier voice services.
(c) Legacy TDM/Other Services are very small business services, sub-T1 (e.g. dial, DSL), web hosting, interactive voice response and XO One services.
Preferred Stock Issuance
Subsequent to the 2nd quarter-end, on July 25, XO Holdings raised $780 million from our Chairman, through the issuance and sale of shares from two new series of preferred stock of which $473.1 million retired senior debt and the balance is to fund future growth initiatives and provide ongoing working capital for its business. The senior debt all would have come due in 2009. “The completion of this financing gives us the financial strength and flexibility that we need in order to support fast-growing areas of our businesses,” commented Grivner. “At a time when the capital markets have tightened dramatically, we have strengthened our balance sheet and have significant cash available, which positions us to pursue opportunities that create value for our shareholders.”
Sales and Product Highlights
During the second quarter of 2008, XO Communications, the subsidiary that operates XO Holdings’ wireline business, added high profile customers and expanded the product line for customers of its businesses. XO’s flagship Flex product continues to be exceptionally strong, with second quarter sales exceeding all previous quarters. The majority of sales for the Flex product are for high bandwidth requirements. In addition, the Company’s Multiprotocol Label Switching (MPLS) products, which were launched one year ago, are already among its top five selling products. Direct Internet Access (DIA) sales, which represent another successful XO product offering, have substantially moved to higher bandwidth requirements reflecting the Company’s emphasis on moving up-market.
XO’s capital infrastructure investments in Inter-city and IP networks enabled the Company to achieve significant sales into media, internet and international customers,
Network Investment Highlights
In the second quarter 2008, XO Communications announced two major advances in its Ethernet services for customers. First, XO Communications significantly expanded its network footprint of Ethernet over Copper Technology to 75 major metropolitan markets. This local loop technology enables XO Communications to serve off-net businesses to take advantage of Ethernet services at speeds from 10 Megabits/second (Mbps) to 88 Mbps for the first time.
Secondly, XO Communications demonstrated 100 Gigabits/second Ethernet (GbE) service over its long haul network. XO Communications supports customers on its nationwide network today with services including 10 Gigabits/second (Gb/s) wavelengths and 10 GbE, which demonstrates the power and scalability of its advanced optical network. In addition, XO Communications has pioneered a new rapid service delivery model with its “10 Gigs in 10 Days” guarantee, offering customers the ability to have 10 Gb/s network services provisioned in 10 business days.
Operational Highlights
XO Communications has shown significant progress in the past year on its focus of growing Core Data and IP products. During this time, the Company has also identified additional capital and operating expenditures that are necessary to improve operational efficiency, accelerate revenue growth, and significantly shift revenue mix. As a result, XO has developed a transformation plan designed to improve sales and support tools, service delivery quality and speed, and overall efficiency across the ‘quote to cash’ process. Dedicated teams and resources have been assigned to this transformation plan.

Nextlink Wireless Highlights
During the second quarter 2008, Nextlink, the subsidiary that operates XO Holdings’ wireless business, expanded its broadband wireless service into the New York metropolitan area, including New York City, Nassau, Suffolk and Westchester counties. Nextlink’s products will deliver carrier grade, high-speed connectivity up to 800 Mbps, with network redundancy and disaster recovery solutions for financial institutions, medical organizations and other businesses that operate in the New York City metropolitan area. With the addition of New York City, Nextlink carrier-grade broadband wireless services are now available in over 80 metropolitan markets.
Nextlink also announced two significant regulatory decisions during the quarter. First, Nextlink successfully demonstrated to the Federal Communications Commission (FCC) that it has met the FCC’s substantial service requirements in 30 of its 91 Local Multipoint Distribution Service (LMDS) licensed markets by building wireless networks and offering services and coverage in these licensed spectrum areas. Second, the FCC granted Nextlink’s request for an extension of the requirement to demonstrate substantial service until June 1, 2012 with respect to an additional 48 LMDS licenses. Nextlink is in the process of submitting filings with the FCC within the near term demonstrating substantial service requirements for its remaining LMDS licenses.
Outlook
“Overall, we have made significant progress this quarter in many areas which are important to our success. First, we have addressed our financing issue, which gives us the financial flexibility we need to achieve our growth initiatives. Next, we continue to invest in new network infrastructure, expanding our Ethernet footprint. Finally, we are developing new products, which will accelerate our transition to data and IP services,” said Grivner. “As a result, we are well-positioned to continue expanding our customer base in high growth markets.”
XO Holdings is reiterating its previously issued guidance for Revenue, Adjusted EBITDA and Capital Expenditures.

Metric	2008 Financial Guidance ($ in millions)

Revenue	$1,430 - 1,470
Adjusted EBITDA	$95 - 120
Capital Expenditures	$183 - 215
About XO Holdings
XO Holdings, Inc. (OTC BB: XOHO) is the holding company of XO Communications, LLC (XOC) and Nextlink Wireless, Inc. (Nextlink).
XO Communications, a subsidiary of XO Holdings, Inc. (OTC BB: XOHO), is a leading nationwide provider of advanced communications services and solutions for businesses, enterprises, government, carriers and service providers. Its customers include more than half of the Fortune 500, in addition to leading cable companies, carriers, content providers and mobile network operators. Utilizing its unique combination of high-capacity nationwide and metro networks and broadband wireless capabilities, XO offers customers a broad range of managed voice, data and IP services with proven performance, scalability and value in more than 75 metropolitan markets across the United States. For more information, visit www.xo.com.
Nextlink provides alternative access, backhaul and diverse network solutions and services for the carrier, business and government markets. As one of the nation’s largest holders of fixed wireless spectrum, Nextlink delivers high-quality, carrier-grade broadband wireless solutions that scale to meet the demands of today’s converged world of communications — supporting next-generation mobile and wireline voice, data and video applications. For more information, visit www.nextlink.com.
Concentric, a business unit of XO Communication Services, Inc., provides enterprise-class hosted applications including web site hosting, business email, corporate domain management and perimeter email protection. Leveraging its patented Clustered Hosting Architecture, Concentric delivers superior performance, reliability, and security. For more information, visit www.concentric.com or call 866-500-9696.

XO, XOptions, XOptions Flex and all related marks are either registered trademarks or trademarks of XO Communications in the United States and/or other countries. Nextlink is a registered trademark of Nextlink Wireless, Inc. in the United States and/or other countries.
Cautionary Language Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing our 2008 Financial Forecast; our ability to remain an industry leader, enhance our communications solutions, broaden our customer reach, grow our revenues, expand our market share, continue to deliver a broad range of high-capacity network services and mid-band Ethernet services, pursue growth opportunities, meet the growing demand for high-speed Internet access services, scale to multi-terabit capable router nodes; and the necessity of obtaining future financing to fund our business plan and repay our scheduled obligations. The company cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, our ability to generate sufficient capital or to obtain additional financing on terms favorable to the company or at all. Other factors to consider also include the risk factors described from time to time in the reports filed by XO Holdings, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q. Statements in this press release should be evaluated in light of these important factors. XO Holdings, Inc. undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
This press release contains certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available below in the accompanying financial statements.
Accompanying financial statements follow below.

XO HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:	$367,370	$354,352	$728,519	$704,287

Cost of service (Excludes depreciation and amortization expense) (1)	213,272	207,086	441,615	398,485
Selling , general and administrative (1)	128,446	125,967	254,771	247,764
Depreciation and amortization	47,139	51,141	92,668	102,054
(Gain) loss on diposition of assets	(878)	1,382	(832)	1,105

Total costs and expenses	387,979	385,576	788,222	749,408

Loss from operations	(20,609)	(31,224)	(59,703)	(45,121)

Interest and other income, net	787	4,245	6,035	6,443
Interest expense, net	(9,513)	(9,191)	(18,264)	(17,826)

Net loss before income taxes	(29,335)	(36,170)	(71,932)	(56,504)

Income tax expense	(342)	(200)	(684)	(500)

Net loss	(29,677)	(36,370)	(72,616)	(57,004)

Preferred stock accretion	(3,756)	(3,540)	(7,457)	(7,029)

Net loss allocable to common shareholders	$(33,433)	$(39,910)	$(80,073)	$(64,033)

Net loss allocable to common shareholders per common share, basic and diluted	$(0.18)	$(0.22)	$(0.44)	$(0.35)

Weighted average shares, basic and diluted	182,075,035	182,040,420	182,075,035	182,021,292

Total adjusted EBITDA (2)	$26,067	$21,764	$33,031	$59,009

XO HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	As of	As of
	June 30,	December 31,
	2008	2007
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$65,584	$108,075
Marketable and other securities	7,394	885
Accounts receivable, net	134,589	131,705
Other current assets	44,077	30,928
Property and equipment, net	737,603	720,396
Broadband wireless licenses and other intangibles, net	53,515	53,515
Other assets, net	44,380	44,622

Total assets	$1,087,142	$1,090,126

Accounts payable and other current liabilities	$341,544	$358,705
Long-term debt and accrued interest payable to related parties	470,503	377,213
Other long-term liabilities	61,912	67,050
Class A convertible preferred stock	252,268	244,811
Total stockholders’ (deficit) equity	(39,085)	42,347

Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$1,087,142	$1,090,126

XO HOLDINGS, INC.
Reconciliation of Net Loss to Adjusted EBITDA (2)
(Dollars in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss before income taxes	$(29,335)	$(42,598)	$(36,170)	$(71,932)	$(56,504)

Depreciation and amortization	47,139	45,529	51,141	92,668	102,054

(Gain) Loss on impairment/disposal of assets	(878)	46	1,382	(832)	1,105

Interest and other non-operating income, net	(787)	(5,249)	(4,245)	(6,035)	(6,443)

Interest expense, net	9,513	8,750	9,191	18,264	17,826

EBITDA	$25,652	$6,478	$21,299	$32,133	$58,038

Stock-based compensation	415	483	465	898	971

Adjusted EBITDA (2)	$26,067	$6,961	$21,764	$33,031	$59,009

(1)	In order to present results in conformity with the three month and six month periods of 2008, we reclassified $55.4 million and $109.2 million for the three and six month periods ended June 30, 2007. These reclassifications related to network operating costs and were reclassified from selling, general and administrative expense to cost of service for each period. We believe this reclassification better presents the relationship of service cost to revenue.

(2)	Adjusted EBITDA is defined as net income or loss before depreciation, amortization, asset impairment/disposal (gain) charge, interest expense, interest income, investment gains or losses, income tax expense or benefit, cumulative effect of change in accounting principle, and stock-based compensation. Adjusted EBITDA is not intended to replace operating income (loss), net income (loss), cash flow and other measures of financial performance reported in accordance with generally accepted accounting principles in the United States. Rather, Adjusted EBITDA is an important measure used by management to assess operating performance of the company. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Additionally, Adjusted EBITDA as defined here does not have the same meaning as EBITDA as defined in our secured credit facility agreement, or as EBITDA as defined in our SEC filings.
Contact:
Media Contact:
Charlotte Walker
312-819-5723
Courtney Harper
312-819-5722
Investor Contacts
Betsy Brod/ Ron Vidal
MBS Value Partners (for XO Communications)
T: 212-750-5800